Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2010 Results

First Quarter EPS of $0.80 Per Share, Up 8.1% Over Prior Year Period

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 30, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2010.

For the first quarter ended March 31, 2010, revenues from continuing operations were $786.2 million, up 6.9% from $735.5 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2010, increased 9.7% to $43.3 million, or $0.80 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders of $39.5 million, or $0.74 per diluted share, for the same period last year. Net income attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2010, was $42.9 million, or $0.79 per diluted share, compared with $38.4 million, or $0.72 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We are pleased with the strong first quarter results. Our performance reflects the successful execution of our strategic focus on quality care, organic growth and growth through acquisitions, operations excellence and talent development. We believe we are well positioned for the rest of 2010.”

The Company’s results for the first quarter include three months of financial performance at Rockdale Medical Center versus two months in the first quarter of 2009. The Company has elected to include Rockdale in its same store numbers for 2010. The Company’s reported admissions declined by 0.5% and adjusted admissions increased by 2.3% over the prior year quarter. After adjusting for the one additional month of Rockdale operations in 2010, the Company’s volume metrics for the first quarter would reflect a decrease in admissions of 1.9% and an increase in adjusted admissions of 0.9%.

The Company stated that its recently announced acquisition of Clark Regional Medical Center is expected to close later today.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ first quarter 2010 conference call will be available on line at www.LifePointHospitals.com and www.earnings.com today, Friday, April 30, 2010, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 47 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” "LifePoint Hospitals," or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the failure of certain employers, or the closure of certain manufacturing and other facilities, in markets where LifePoint’s hospitals depend on a small number of local employers; (ii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts; (iii) continuing fallout from the recent economic recession, particularly if conditions in the capital and credit markets deteriorate or there is a prolonged period of recovery; (iv) reduction in Medicare or Medicaid payments by federal or state programs, or reduction in reimbursement amounts from managed care companies; (v) deterioration in the financial condition of payors, or increased healthcare cost containment initiatives; (vi) LifePoint’s ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (vii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (viii) the effect of recently enacted health care reform legislation and other changes in government programs intended to decrease the number of uninsured Americans and reduce overall healthcare costs; (ix) increasingly stringent governmental scrutiny that may subject LifePoint to allegations that LifePoint has failed to comply with governmental regulations; (x) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xi) regulatory and economic changes in the small number of states in which LifePoint’s revenues are concentrated; (xii) interruption of or restriction in LifePoint’s access to licensed information or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiii) LifePoint’s substantial indebtedness and any incurrence of significant amounts of additional indebtedness; (xiv) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; (xv) LifePoint’s ability to acquire hospitals and not-for-profit entities on favorable terms; (xvi) business risks associated with acquiring additional hospitals and the difficulty in operating and integrating such hospitals; (xvii) LifePoint’s ability to enhance LifePoint’s hospitals with the most recent technological advances in diagnostic and surgical equipment; and (xviii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	For the Three Months Ended March 31,
	2010		2009
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$786.2	100.0%	$735.5	100.0%

Salaries and benefits	303.3	38.6	286.5	38.9
Supplies	108.4	13.8	99.6	13.5
Other operating expenses	140.4	17.8	132.7	18.1
Provision for doubtful accounts	102.1	13.0	90.2	12.3
Depreciation and amortization	36.1	4.6	35.1	4.8
Interest expense, net	25.1	3.2	25.8	3.5
	715.4	91.0	669.9	91.1

Income from continuing operations before income taxes	70.8	9.0	65.6	8.9
Provision for income taxes	26.6	3.4	25.5	3.4
Income from continuing operations	44.2	5.6	40.1	5.5
Loss from discontinued operations, net of income taxes	(0.4)	-	(1.1)	(0.2)
Net income	43.8	5.6	39.0	5.3
Less: Net income attributable to noncontrolling interests	(0.9)	(0.1)	(0.6)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$42.9	5.5%	$38.4	5.2%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.82		$0.76
Discontinued operations	(0.01)		(0.02)
Net income	$0.81		$0.74

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.80		$0.74
Discontinued operations	(0.01)		(0.02)
Net income	$0.79		$0.72

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$43.3		$39.5
Loss from discontinued operations, net of income taxes	(0.4)		(1.1)
Net income	$42.9		$38.4

LIFEPOINT HOSPITALS, INC.
UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
In millions, except per share amounts

	Three Months Ended March 31,
	2010	2009
Income from continuing operations	$44.2	$40.1
Less: Net income attributable to noncontrolling interests	(0.9)	(0.6)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	43.3	39.5
Loss from discontinued operations, net of income taxes	(0.4)	(1.1)
Net income attributable to LifePoint Hospitals, Inc.	$42.9	$38.4

Weighted average shares outstanding – basic	53.2	52.2
Effect of dilutive securities: stock options and other stock-based awards	1.3	0.9
Weighted average shares outstanding – diluted	54.5	53.1

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.82	$0.76
Discontinued operations	(0.01)	(0.02)
Net income	$0.81	$0.74

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.80	$0.74
Discontinued operations	(0.01)	(0.02)
Net income	$0.79	$0.72

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in millions

	March 31, 2010	Dec. 31, 2009(A)
ASSETS
Current assets:
Cash and cash equivalents	$219.4	$187.2
Accounts receivable, less allowances for doubtful accounts of $446.1 and $433.2 at March 31, 2010 and December 31, 2009, respectively	349.4	325.2
Inventories	75.3	75.3
Prepaid expenses	13.7	12.0
Income taxes receivable	–	10.0
Deferred tax assets	126.8	121.3
Other current assets	23.2	23.1
	807.8	754.1

Property and equipment:
Land	76.4	75.5
Buildings and improvements	1,394.6	1,377.0
Equipment	852.0	840.9
Construction in progress	26.9	19.9
	2,349.9	2,313.3
Accumulated depreciation	(847.5)	(813.9)
	1,502.4	1,499.4

Deferred loan costs, net	25.0	23.0
Intangible assets, net	75.1	68.6
Other	5.0	5.2
Goodwill	1,524.3	1,523.0
Total assets	$3,939.6	$3,873.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78.6	$77.3
Accrued salaries	68.7	81.8
Other current liabilities	119.7	108.1
Current maturities of long-term debt	1.0	1.0
	268.0	268.2

Long-term debt	1,404.0	1,398.8
Deferred income tax liabilities	175.3	176.9
Reserves for self-insurance claims and other liabilities	137.4	135.3
Long-term income tax liability	55.7	51.3
Total liabilities	2,040.4	2,030.5

Redeemable noncontrolling interests	16.7	12.0

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,261.3	1,246.4
Accumulated other comprehensive loss	(14.9)	(17.4)
Retained earnings	791.4	748.5
Common stock in treasury, at cost	(159.4)	(150.4)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,879.0	1,827.7
Noncontrolling interests	3.5	3.1
Total equity	1,882.5	1,830.8
Total liabilities and equity	$3,939.6	$3,873.3

(A) Derived from audited consolidated financial statements.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$43.8	$39.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	0.4	1.1
Stock-based compensation	5.8	5.9
Depreciation and amortization	36.1	35.1
Amortization of physician minimum revenue guarantees	3.9	3.1
Amortization of convertible debt discounts	5.5	5.1
Amortization of deferred loan costs	2.4	1.9
Deferred income tax benefit	(4.1)	(6.0)
Reserves for self-insurance claims, net of payments	4.1	5.6
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(24.7)	(21.4)
Inventories and other current assets	(0.4)	0.3
Accounts payable and accrued expenses	(19.0)	(8.8)
Income taxes payable/receivable	29.6	31.2
Other	0.1	(0.2)
Net cash provided by operating activities – continuing operations	83.5	91.9
Net cash used in operating activities – discontinued operations	(0.2)	(1.5)
Net cash provided by operating activities	83.3	90.4

Cash flows from investing activities:
Purchase of property and equipment	(34.0)	(43.1)
Acquisitions, net of cash acquired	(16.9)	(78.2)
Net cash used in investing activities	(50.9)	(121.3)

Cash flows from financing activities:
Repurchases of common stock	(9.0)	(1.6)
Payment of debt refinance costs	(4.4)	–
Proceeds from exercise of stock options	9.2	1.7
Proceeds from employee stock purchase plans	0.6	0.4
Distributions to noncontrolling interests	(0.5)	(0.4)
Proceeds from redeemable noncontrolling interests	4.2	–
Capital lease payments and other	(0.3)	(0.4)
Net cash used in financing activities	(0.2)	(0.3)

Change in cash and cash equivalents	32.2	(31.2)
Cash and cash equivalents at beginning of period	187.2	75.7
Cash and cash equivalents at end of period	$219.4	$44.5

Supplemental disclosure of cash flow information:
Interest payments	$13.3	$16.2
Capitalized interest	$0.1	$0.3
Income taxes paid, net	$1.1	$0.5

LIFEPOINT HOSPITALS, INC.
UNAUDITED STATISTICS

	Three Months Ended March 31,
			%
	2010	2009	Change
Continuing Operations:(1)
Number of hospitals at end of period	47	47	–%
Admissions	49,292	49,519	(0.5)
Equivalent admissions(2)	100,704	98,394	2.3
Revenues per equivalent admission	$7,807	$7,475	4.4
Medicare case mix index	1.32	1.29	2.3
Average length of stay	4.4	4.4	–
Inpatient surgeries	13,542	13,818	(2.0)
Outpatient surgeries	36,956	36,559	1.1
Emergency room visits	222,032	226,688	(2.1)
Outpatient factor(2)	2.04	1.99	2.5

(1) Continuing operations information excludes the results of our hospitals that have been disposed.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume.  We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue).  The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; provision for income taxes; loss from discontinued operations and net income attributable to noncontrolling interests.  LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes.  LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants.  The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions.  In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value.  Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2010		2009
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$786.2	100.0%	$735.5	100.0%

Salaries and benefits	303.3	38.6	286.5	38.9
Supplies	108.4	13.8	99.6	13.5
Other operating expenses	140.4	17.8	132.7	18.1
Provision for doubtful accounts	102.1	13.0	90.2	12.3
	654.2	83.2	609.0	82.8
Adjusted EBITDA	$132.0	16.8%	$126.5	17.2%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

			Three Months Ended March 31,
			2010	2009
Adjusted EBITDA			$132.0	$126.5

Less:
Depreciation and amortization			36.1	35.1
Interest expense, net			25.1	25.8
Provision for income taxes			26.6	25.5
Loss from discontinued operations			0.4	1.1
Net income attributable to noncontrolling interests			0.9	0.6
Net income attributable to LifePoint Hospitals, Inc.			$42.9	$38.4

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman
Executive Vice President and Chief Financial Officer
615-372-8501